Exhibit 99.2

AMERICAN RESIDENTIAL PROPERTIES, INC. 7047 EAST GREENWAY PARKWAY SUITE 350 SCOTTSDALE, AZ 85254

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 25, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 25, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you

vote FOR proposals 1 and 2.	For	Against	Abstain

1                 Approval of the merger of American Residential Properties, Inc. with and into a wholly owned subsidiary of American Homes 4 Rent pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, as it may be amended from time to time, and the other transactions contemplated by the merger agreement.

	☐	☐	☐

2 Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of proposal 1.	☐	☐	☐

NOTE: American Residential Properties, Inc. is not aware of any other business that may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000261792_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Special Meeting of Stockholders

February 26, 2016 8:00 AM (MST)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Patricia B. Dietz and Shant Koumriqian, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMERICAN RESIDENTIAL PROPERTIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholders to be held on February 26, 2016 at 08:00 AM (MST) at the company's headquarters at 7047 East Greenway Parkway, Suite 350, Scottsdale, AZ 85254, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000261792_2 R1.0.0.51160